                                                                    Exhibit 99.1

                          REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of April 25, 2002, by and among INSIGHT ENTERPRISES, INC., a Delaware corporation (together with its successors, the "Company") and Philip E. Corcoran, Charles S. Wolande, Timothy McGrath and Michael V. Wise (collectively, the "Initial Shareholders").

                                    RECITALS:

      A. The Company and the Initial Shareholders are parties to a Stock Purchase Agreement dated as of April 25, 2002 by and among the Company, an Illinois corporation, Comark, Inc., an Illinois corporation, Comark Investments, Inc., and Illinois corporation, and Philip E. Corcoran and Charles S. Wolande (the "Transaction Agreement").


      B. In order to induce Philip E. Corcoran and Charles S. Wolande to enter into the transactions set forth in the Transaction Agreement, the Company has agreed to provide the Initial Shareholders with certain registration rights with respect to the shares of Common Stock issued to the Initial Shareholders pursuant to the Transaction Agreement (the "Transaction Shares").

                                   AGREEMENT:

      In consideration of the mutual promises and covenants set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions.


      As used in this Agreement, the following terms shall have the meanings specified:

      "1933 Act": the Securities Act of 1933, as amended.


      "1934 Act": the Securities Exchange Act of 1934, as amended.


      "Common Stock": the common stock of the Company, par value $.01 per share, and any class of securities issued in exchange therefor or into which the Common Stock is converted and any similar securities issued as a dividend or distribution thereon or in exchange therefor or in replacement thereof.

      "Selling Shareholder": any Initial Shareholder or any assignee thereof pursuant to Section 2.7 hereof.


      "Person": an individual, a partnership, a limited liability partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

      "Principal Market": shall mean the Nasdaq National Market or any similar organization or any agency succeeding such market or exchange's functions of reporting prices, whichever is at the time the principal U.S. trading exchange or market for the Common Stock.

      "Registrable Securities": (i) Transaction Shares, and (ii) Common Stock issued as (or issued upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares described in the foregoing clause (i), excluding in all cases, however, any shares of Common Stock which (w) are sold by a Person in a transaction in which the rights under this Agreement are not assigned pursuant to Section 2.7 hereof, (x) are then registered under an effective registration statement under the 1933 Act, (y) may be sold under Rule 144 or (z) are received in a transaction pursuant to which Registrable Securities are exchanged or converted into different Registrable Securities in a transaction registered under the 1933 Act.

      "Registration Expenses": all expenses incident to the Company's performance of or compliance with Section 2 hereof, which shall include the following costs and expenses, whether or not the Company is otherwise expressly required to pay such amounts in Section 2 hereof: (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with U.S. securities or blue sky laws, (iii) all word processing, duplicating, printing and electronic filing expenses, (iv) all messenger and delivery expenses, (v) the fees and disbursements of Company's counsel and the Company's independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, (vi) fees and disbursements of counsel for the Selling Shareholders, up to a maximum of [Ten Thousand Dollars ($10,000)], and (vii) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance.

      "Rule 144": Rule 144 promulgated under the 1933 Act, as amended.

      "SEC": the U.S. Securities and Exchange Commission.


2.    Registration Rights.


      The Company covenants and agrees as follows:

      2.1   Registration Requirements.


            (a) Subject to the terms and conditions of this Agreement, no later than 105 days after the date hereof, the Company shall file with the SEC and shall use its reasonable commercial efforts to cause the SEC to declare effective an appropriate registration statement on Form S-3 (or any successor or other appropriate form) under the 1933 Act for the registration of the Registrable Securities (the "Registration Statement"). Furthermore, at the time of filing of the Registration Statement, the Company shall file (A) such blue sky filings as shall have been reasonably requested by the Selling Shareholders; and (B) any required filings with the National Association of Securities Dealers, Inc. or the Principal Market. The Company shall use its reasonable commercial efforts to have all filings declared effective as promptly as practicable.


                                      -2-
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            (b) Deferral and Suspensions of Effectiveness. Notwithstanding the
foregoing, if the Company shall furnish to the Selling Shareholders a certificate signed by the chief executive officer of the Company stating that, on advice of counsel and in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be filed and declared effective or for the Selling Shareholders to continue selling negotiable securities pursuant to the Registration Statement, the Company shall have the one time right to defer taking action with respect to such filing and declaration of effectiveness and/or suspend dispositions under the Registration Statement for a total of not more than 60 days; provided, however, that the Company will not defer taking such action or suspend disposition any longer than is reasonably necessary.

            (c) Expenses. The Company shall bear and pay all Registration Expenses.


      2.2 Registration Procedures. At its expense, the Company will use its reasonable best efforts to:


            (a) Keep such registration effective until one year from the date hereof.

            (b) Furnish to the Selling Shareholders such number of copies of a prospectus and amendments and supplements thereto, and other documents incident thereto as the Selling Shareholders from time to time may reasonably request;

            (c) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such prospectus;

            (d) Notify the Selling Shareholders and their respective counsel (as designated in writing by each Selling Shareholder) promptly, and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the SEC for amendments or supplements to the Registration Statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event as a result of which the prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

            (e) Upon the occurrence of any event contemplated by Section 3(d)(ii)-(vi) (unless a Prospectus Inadequacy Notice, as defined in Section 2.3 below, shall be in effect) and immediately upon the expiration of any Prospectus Inadequacy Notice, prepare, if the occurrence of such event or period requires such preparation, a supplement or post-effective amendment to the Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading;

            (f) Cause all Registrable Securities subject to the Registration Statement at all times to be registered or qualified for offer and sale under the securities or blue sky laws of such U.S. jurisdictions as each Selling Shareholder reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject; and

            (g) Cause all Registrable Securities included in such Registration Statement to be listed, by the date of first sale of Registrable Securities pursuant to such Registration Statement, on the Principal Market.

      2.3 Suspensions of Effectiveness. The Company may suspend dispositions under the Registration Statement and notify the Selling Shareholders that they may not sell the Registrable Securities pursuant to any Registration Statement or prospectus (a "Prospectus Inadequacy Notice") if the Company's management determines in its good faith judgment that the Company's obligation to ensure that such Registration Statement and prospectus are current and complete would require the Company to take actions that would be detrimental to the Company and its shareholders. The Selling Shareholders agree that, upon receipt of a Prospectus Inadequacy Notice from the Company of the existence of any fact of the kind described in the following sentence, the Selling Shareholders shall not dispose of, sell or offer for sale the Registrable Securities pursuant to the Registration Statement until such Selling Shareholder receives (i) copies of the supplemented or amended prospectus, or until counsel for the Company has determined that such disclosure is not required due to subsequent events, (ii) notice in writing from the Company that the use of the prospectus may be resumed and (iii) copies of any additional or supplemental filings that are incorporated by reference in the prospectus. Pursuant to the immediately preceding sentence, the Company may provide such Prospectus Inadequacy Notice to the Selling Shareholders upon the determination by the Company of the existence of any fact or the happening or any event that makes any statement of a material fact made in the


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Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the prospectus, in order to make the statements therein not misleading in any material respect. If so directed by the Company in connection with any such notice, each Selling Shareholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Shareholder's possession, of the prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such notice. Delivery of a Prospectus Inadequacy Notice and the related suspension of any Registration Statement shall not constitute a default under this Rights Agreement. After giving a Prospectus Inadequacy Notice the Company shall take such actions as are necessary and appropriate using the Company's reasonable best efforts to permit the reserved use of the prospectus as soon as possible.

      2.4   Information.

            (a) It shall be a condition precedent to the obligations of the Company to take any action hereunder with respect to the Registrable Securities of any Selling Shareholder that such Selling Shareholder furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Shareholder's Registrable Securities.

            (b) The Company shall make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided the foregoing persons first shall execute such confidentiality agreements as reasonably may be required by the Company.

      2.5   Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Selling Shareholder, the officers, directors, partners and members of each Selling Shareholder, any underwriter (as defined in the 1933 Act) for such Selling Shareholder and each Person, if any, who controls such Selling Shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act (each, a "Company Indemnified Person"), against any losses, claims, damages, or liabilities (joint or several) to which they or any of them may become subject under the 1933 Act, the 1934 Act or any other federal or state laws, or otherwise, whether direct or indirect, including without limitation any obligation to indemnify any underwriter against any such losses, claims, damages, or liabilities, in each case insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities laws, or any rule or regulation promulgated under any of the foregoing, and the Company will pay to each Company Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Company Indemnified Person.

            (b) Each Selling Shareholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other Selling Shareholder selling securities in such Registration Statement and any of the directors, officers, partners or members and any controlling person of any such underwriter or other Selling Shareholder (each, a "Shareholder Indemnified Person"), against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act, or any other federal or state laws or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Shareholder expressly for use in connection with such registration; and each such Selling Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any Shareholder Indemnified Person, in connection with investigating or defending any such loss, claim, damage, liability, or action.

            (c)   Promptly after receipt by an indemnified party under this
Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this
Section 2.5 only to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.


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
            (d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation (even if the Selling Shareholders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph and any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  No Selling Shareholder shall be required under this Section 2.5(d) to contribute any amount in excess of the amount by which the net proceeds received by such Selling Shareholder from the sale of Registrable Securities exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of the Violation giving rise to such loss, liability, claim, damage, or expense. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (e) The obligations of the Company and Selling Shareholders under this Section 2.5 shall survive the completion of any offering of Registrable Securities in a registration statement hereunder, and otherwise.

      2.6 Rule 144 Undertaking. The Company shall use its best efforts to make publicly available and available to the Selling Shareholders, pursuant to Rule 144, such information as is necessary to enable the Selling Shareholders to make sales of Registrable Securities pursuant to Rule 144. The Company shall use its best efforts to file timely with the SEC all documents and reports required of the Company under the 1934 Act. The Company shall furnish to any Selling Shareholder, upon request, a written statement executed by the Company as to compliance with the current public information requirements of Rule 144.

      2.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant hereto may be assigned (but only with all related obligations) by a Selling Shareholder to a transferee or assignee of such Selling Shareholder's Registrable Securities; provided such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

      2.8 "Market Stand-off" Agreement. Each Selling Shareholder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose of any Registrable Securities in a market transaction during the seven days prior to and 180 days following the effective date of a registration statement of the Company filed under the 1933 Act, but only if the Selling Shareholders are entitled to include in such registration a total number of Registrable Securities equal to at least two percent (2%) of the total number of the Company's shares of Common Stock that are then outstanding (provided that such agreement shall not apply to any shares which are included in any such registration).

            In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Selling Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such 180 day period.

3.    Miscellaneous.

      3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided further, that the Company shall cause any successor in interest to the Company, whether by merger, reorganization, share exchange, recapitalization or otherwise, to assume the obligations of the Company under this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      3.2 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Selling Shareholders in this Agreement.

      3.3 Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be a complete and adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

      3.4 Controlling Law; Amendment. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Arizona without reference to its choice of law rules. This Agreement may not be amended, modified or supplemented except by written agreement of the Parties.

      3.5 Consent to Jurisdiction, Etc. Each of the Parties hereby irrevocably consents and agrees that any action, suit or proceeding arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document (for purposes of this Section, a "Legal Dispute") shall be brought only to the exclusive jurisdiction of the courts of the State of Arizona or the federal courts located in the State of Arizona. The Parties agree that, after a Legal Dispute is before a court as specified in this Section 3.5 and during the pendency of such Legal Dispute before such court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including, any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each of the Parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the action, suit or proceeding is brought in an inconvenient forum or that the venue of the action, suit or proceeding is improper. Each Party hereto agrees that a final judgment in any action, suit or proceeding described in this Section 3.5 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

      3.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts.

      3.7 Captions. The titles and captions contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and do not define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement.

      3.8 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered given and delivered when personally delivered to the party to whom such notice or communication is addressed or one business day after posting with an overnight courier or when confirmation is received if sent by facsimile or five business days after deposit in the United States mail, postage prepaid, return receipt requested. Such notices shall be addressed to the appropriate party to the attention of the person who executed this Agreement at the address and, as appropriate, the facsimile number, set forth under such party's signature below (or to the attention of such other person or to such other address or facsimile number as such party shall have furnished to each other party in accordance with this Section 3.8).

      3.9 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      3.10 Construction and Interpretations. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Party. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The Parties agree that each Party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment thereto. Whenever the words "include," "includes," or "including" are used in the Agreement, they shall be deemed to be followed by the words "without limitation."

      3.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

      3.12 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof.





               [The remainder of this page is intentionally blank]


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
      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:                                   INSIGHT ENTERPRISES, INC.


                                           By:  /s/ Stanley Laybourne
                                              ---------------------------------
                                              Name:    Stanley Laybourne
                                                   ----------------------------
                                              Title:   CFO
                                                    ---------------------------
                                              Address: 1305 West Auto Drive
                                                       Tempe, Arizona  85284
                                                       Attn:  Stanley Laybourne
                                              Facsimile No.  (480) 760-7003



INITIAL SHAREHOLDERS:                           /s/ Philip E. Corcoran
                                           ------------------------------------
                                           Philip E. Corcoran

                                                /s/ Charles S. Wolande
                                           ------------------------------------
                                           Charles S. Wolande

                                                /s/ Timothy J. McGrath
                                           ------------------------------------
                                           Timothy J. McGrath

                                                /s/ Michael V. Wise
                                           ------------------------------------
                                           Michael V. Wise


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